SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made to be effective as of      , 200     , by      , a Delaware corporation (“GUARANTOR”), for the benefit of MANUFACTURERS AND TRADERS TRUST COMPANY, individually and in its capacity as the Agent (“ADMINISTRATIVE AGENT”) for the “LENDERS” that are now or hereafter parties to an Amended And Restated Loan And Security Agreement (as amended from time to time, the “LOAN AGREEMENT”) dated to be effective as of September      , 2005, by and among the “BORROWER” (hereinafter defined), the ADMINISTRATIVE AGENT, and the LENDERS. Hereafter, the ADMINISTRATIVE AGENT and the LENDERS are collectively referred to as the “SECURED PARTIES.”

RECITALS

The GUARANTOR has executed and delivered a Guaranty Agreement (“GUARANTY”) of even date herewith pursuant to which the GUARANTOR has guaranteed to the SECURED PARTIES the payment and performance of various obligations owed by MARTEK BIOSCIENCES CORPORATION, a Delaware corporation (“BORROWER”), to the SECURED PARTIES. The GUARANTOR has agreed to secure all of the duties and obligations owed by the GUARANTOR to the SECURED PARTIES pursuant to the GUARANTY by granting security interests to the SECURED PARTIES in and to certain of the GUARANTOR’S assets. The GUARANTOR has executed and delivered this Security Agreement in order to grant such security interests.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

As used in this Security Agreement, the terms set forth in this Article 1 have the meanings set forth below, unless the specific context of this Security Agreement clearly requires a different meaning. Terms defined in this Article 1 or elsewhere in this Security Agreement are in all capital letters throughout this Security Agreement. The singular use of any defined term includes the plural and the plural use includes the singular.

Section 1.1. Account, Chattel Paper, Document, General Intangibles, Goods, Instrument, Letter-Of-Credit Right, Payment Intangible, Promissory Notes, And Software. The terms “ACCOUNT,” “CHATTEL PAPER,” “DOCUMENT,” “GENERAL INTANGIBLES,” “GOODS,” “INSTRUMENT,” “LETTER-OF-CREDIT RIGHT,” “PAYMENT INTANGIBLE,” “PROMISSORY NOTES,” and “SOFTWARE” shall have the same respective meanings as are given to those terms in the Uniform Commercial Code, as adopted and in effect in the State of Maryland.

Section 1.2. Agreement. The term “AGREEMENT” means this Security Agreement, as amended, extended, or modified from time to time by the parties hereto, as well as all schedules, exhibits and attachments hereto.

Section 1.3. Collateral. The term “COLLATERAL” means all of the following types of assets and personal property of the GUARANTOR, wherever located, whether now owned or hereafter acquired by the GUARANTOR, together with all substitutions therefor, and all replacements and renewals thereof, and all accessions, additions, and packaging relating thereto: (i) ACCOUNTS; (ii) INVENTORY, including returned, rejected, or repossessed INVENTORY and rights of reclamation and stoppage in transit with respect to INVENTORY; (iii) RECEIVABLES; (iv) all SOFTWARE evidencing or used in the tracking, monitoring, maintenance or collection of any of the foregoing; (v) all GENERAL INTANGIBLES necessary for the collection, monitoring or maintenance of RECEIVABLES, or for the sale of the INVENTORY; and (vi) all RECORDS relating to or pertaining to any of the above listed COLLATERAL; provided, however, that in no event shall the COLLATERAL include any INTELLECTUAL PROPERTY except to the limited extent that the use or licensing of any INTELLECTUAL PROPERTY is necessary for the liquidation, sale or collection of any of the COLLATERAL during any continuing EVENT OF DEFAULT.

Section 1.4. Customers. The term “CUSTOMERS” means the persons to or for whom the GUARANTOR sells or leases GOODS or INVENTORY or for whom the GUARANTOR performs services, together with all other account debtors of the GUARANTOR.

Section 1.5. Event Of Default. The term “EVENT OF DEFAULT” means collectively: (a) any AEVENT OF DEFAULT,@ as such term is defined in the GUARANTY; or (b) any default by the GUARANTOR of any of its covenants or duties under this AGREEMENT.

Section 1.6. Insolvency Proceedings. The term “INSOLVENCY PROCEEDINGS” means, with respect to any PERSON, any proceeding commenced by or against such PERSON, under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, or any assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions with some or all creditors with respect to any indebtedness of such PERSON.

Section 1.7. Intellectual Property. The term “INTELLECTUAL PROPERTY” means all of the GUARANTOR’S right, title and interest, whether now owned or existing or hereafter acquired or arising, in all of the following property: all domestic and foreign copyrights, copyright registrations and copyright applications, whether or not registered or filed with any governmental authority, all domestic and foreign trademarks, trademark registrations, trademark applications, trade names, service marks, certification marks, logos and other source business identifiers, whether or not registered or filed with any governmental authority, and all United States and foreign patents, and pending and abandoned United States and foreign patent applications, including, without limitation, the inventions and improvements described or claimed therein, together with (i) all renewals, reissues, divisions, continuations, certificates of reexamination, extensions and continuations-in-part of all of the foregoing, (ii) all present and future rights of the GUARANTOR under all present and future license agreements relating to all of the foregoing, whether the GUARANTOR is licensee or licensor thereunder, (iii) all income, royalties, damages and payments now or hereafter due and/or payable to the GUARANTOR under all of the foregoing or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) all of the GUARANTOR’S present and future claims, causes of action and rights to sue for past, present or future infringements of all of the foregoing, all rights corresponding thereto throughout the world, all goodwill of the GUARANTOR in connection with the use of, and symbolized by, any of the foregoing, and all proceeds of all of the foregoing.

Section 1.8. Inventory. The term “INVENTORY” has the same meaning as provided to such term in the Uniform Commercial Code — Secured Transactions, Title 9, Commercial Law Article, Annotated Code of Maryland, as amended, together with all of the GUARANTOR’S GOODS, merchandise, materials, raw materials, goods in process, finished goods, work in progress, bindings or component materials, packaging and shipping materials and other tangible or intangible personal property, now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts of service or which contribute to the finished products or the sale, promotion, storage and shipment thereof, whether located at facilities owned or leased by the GUARANTOR, in the course of transport to or from ACCOUNT DEBTORS, used for demonstration, placed on consignment, or held at storage locations.

Section 1.9. Laws. The term “LAWS” means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof.

Section 1.10. Liens. The term “LIENS” means with respect to any asset owned by a referenced PERSON: (i) any lien, claim, charge, pledge, security interest, deed of trust, mortgage, or other encumbrance in, on or of such asset; (ii) the interest of a vendor or a lessor under any conditional sale agreement capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; and (iii) in the case of securities owned by any such PERSON, any purchase option, call or similar right of a third party with respect to such securities.

Section 1.11. Obligations. The term “OBLIGATIONS” means the obligations of the GUARANTOR to pay to the SECURED PARTIES: (a) all sums due to the SECURED PARTIES pursuant to the terms of the GUARANTY; (b) all SECURED PARTY EXPENSES; (c) all overdrafts of the GUARANTOR upon any accounts with the ADMINISTRATIVE AGENT; and (d) any indebtedness or liability which may exist or arise as a result of any payment made by or for the benefit of the GUARANTOR, on any of the obligations described in (a), (b) or (c) above being avoided or set aside as a preference under Sections 547 and 550 of the United States Bankruptcy Code, as amended, or under any state law governing insolvency or creditors’ rights.

Section 1.12. Permitted Liens. The term “PERMITTED LIENS” means: (i) LIENS for taxes, assessments, or similar charges incurred in the ordinary course of business that are not yet due and payable; (ii) LIENS in favor of the SECURED PARTIES; (iii) any existing LIENS specifically described on Schedule 1.12 hereof or which are being contested in compliance with the provisions of Section 4.5 hereof; (iv) any LIEN on specifically allocated money or securities to secure payments under workmen’s compensation, unemployment insurance, social security and other similar LAWS, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business; (v) purchase money security interests in equipment (and security interests in equipment securing the refinancing of INDEBTEDNESS previously secured by a purchase money security interest therein) not to exceed in aggregate amount outstanding together with all other secured purchase money financing of the BORROWER and of its SUBSIDIARIES at any one time the sum of Two Million Dollars ($2,000,000.00), provided that such purchase money security interests do not attach to any assets other than the specific item(s) of equipment acquired with the proceeds of the loan secured by such purchase money security interests and the proceeds thereof; (vi) LIENS of carriers, warehousemen, mechanics, materialmen and landlords arising in the ordinary course of business for sums not overdue or sums being diligently contested in good faith by appropriate procedures and for which adequate reserves have been set aside; (vii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies relating to real property owned or occupied by the GUARANTOR, in each case not securing INDEBTEDNESS and not materially interfering with the conduct of the business of the GUARANTOR; and (viii) subsequently arising LIENS which are expressly approved in advance of the creation of any such LIENS by the ADMINISTRATIVE AGENT in writing.

Section 1.13. Person. The term “PERSON” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court, or government or political subdivision or agency thereof.

Section 1.14. Receivables. The term “RECEIVABLES” means all of the ACCOUNTS, INSTRUMENTS, DOCUMENTS, GENERAL INTANGIBLES, CHATTEL PAPER, PAYMENT INTANGIBLES, PROMISSORY NOTES, drafts, acceptances, and choses in action, of the GUARANTOR, now existing or hereafter created or acquired, and all proceeds and products thereof, and all rights thereto, arising from or relating to the sale, lease or license of or the providing of INVENTORY or other assets or services by the GUARANTOR to ACCOUNT DEBTORS, and all SOFTWARE relating thereto, as well as all other rights, contingent or non-contingent, of any kind of the GUARANTOR to receive payment, benefit, or credit from any PERSON.

Section 1.15. Records. The term “RECORDS” means correspondence, memoranda, tapes, discs, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary, computer or machine language.

Section 1.16. Secured Party Expenses. The term “SECURED PARTY EXPENSES” means all reasonable out-of-pocket expenses or costs incurred by the SECURED PARTIES arising out of, pertaining to, or in any way connected with this AGREEMENT, any of the other SECURITY DOCUMENTS or the OBLIGATIONS, or any documents executed in connection herewith or transactions hereunder, including without limitation: All costs or expenses required to be paid by the GUARANTOR pursuant to this AGREEMENT or as otherwise provided for in any of the SECURITY DOCUMENTS or as required by any other present or future agreement between the GUARANTOR and the SECURED PARTIES evidencing and/or securing the OBLIGATIONS which are paid or advanced by the SECURED PARTIES; taxes and insurance premium of every nature and kind of GUARANTOR paid by the SECURED PARTIES; filing, recording, title insurance, environmental and consulting fees, audit fees, search fees and other expenses paid or incurred by the SECURED PARTIES in connection with the transactions of the SECURED PARTIES with the GUARANTOR; reasonable and necessary costs and expenses incurred by the SECURED PARTIES in the collection of the RECEIVABLES (with or without the institution of legal action), to correct any default or enforce any provision of this AGREEMENT, or in gaining possession of, maintaining, handling, evaluating, preserving, storing, shipping, selling, preparing for sale and/or advertising to sell the COLLATERAL or any other property of the GUARANTOR in which any SECURED PARTY has a lien whether or not a sale is consummated; reasonable and necessary costs and expenses of litigation incurred by the SECURED PARTIES in enforcing or defending this AGREEMENT or any portion hereof; and reasonable and necessary attorneys’ fees and expenses incurred by the SECURED PARTIES in obtaining advice or the services of their attorneys with respect to the structuring, drafting, negotiating, reviewing, amending, terminating, enforcing or defending of this AGREEMENT, or any portion hereof or any agreement or matter related hereto, whether or not litigation is instituted; and reasonable travel expenses related to any of the foregoing.

Section 1.17. Security Documents. The term “SECURITY DOCUMENTS” means collectively this AGREEMENT, the GUARANTY and all agreements, instruments and documents, whether heretofore, now or hereafter executed by or on behalf of the GUARANTOR, or by any other PERSON in connection with the OBLIGATIONS.

Section 1.18. Subsidiary. The term “SUBSIDIARY” means, with respect to any PERSON (the “PARENT”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the PARENT in the PARENT’S consolidated financial statements if such financial statements were prepared in accordance with generally accepted accounting principles as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, or that is, as of such date, otherwise controlled, by the PARENT or one or more subsidiaries of the PARENT or by the PARENT and one or more subsidiaries of the PARENT. Unless otherwise specified, “SUBSIDIARY” means a SUBSIDIARY of the GUARANTOR.

ARTICLE 2
SECURITY FOR THE OBLIGATIONS

The payment, performance and satisfaction of the OBLIGATIONS, and the full, complete and absolute performance by the GUARANTOR of each of the terms and conditions of the SECURITY DOCUMENTS shall be secured by the following described security interests, assignments and pledges.

Section 2.1. Grant Of Security Interests. The GUARANTOR hereby assigns to the SECURED PARTIES all of the GUARANTOR’S right, title, and interest in and to, and grants to the SECURED PARTIES a continuing security interest in and to, all of the COLLATERAL. The GUARANTOR further assigns, transfers, hypothecates and sets over to the SECURED PARTIES all of the GUARANTOR’S right, title and interest in and to, and grants to the SECURED PARTIES a continuing security interest in and to, all amounts that may be owing at any time and from time to time by the SECURED PARTIES to the GUARANTOR in any capacity, including but not limited to any balance or share belonging to the GUARANTOR of any deposit or other account with the SECURED PARTIES, which security interest shall be independent of and in addition to any right of setoff which the SECURED PARTIES may have.

Section 2.2. Proceeds And Products. The security interests of the SECURED PARTIES provided for herein shall apply to the proceeds, including but not limited to insurance proceeds, and the products of the COLLATERAL.

Section 2.3. Priority Of Security Interests. Each of the security interests granted by the GUARANTOR to the SECURED PARTIES pursuant to this AGREEMENT shall be a perfected first priority security interest in the COLLATERAL, except for PERMITTED LIENS which by operation of law or the written consent of the ADMINISTRATIVE AGENT constitute prior encumbrances.

Section 2.4. Future Advances. The security interests granted by the GUARANTOR to the SECURED PARTIES hereunder shall secure all current and all future advances.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

The GUARANTOR makes the representations and warranties set forth in this Article 3. The GUARANTOR acknowledges the justifiable right of the SECURED PARTIES to rely upon these representations and warranties.

Section 3.1. Accuracy Of Information. All information, documents, reports, statements, financial statements, and data submitted by or on behalf of the GUARANTOR in connection with the OBLIGATIONS, or in support thereof, are true, accurate, and complete in all material respects as of the date made and contain no knowingly false, incomplete or misleading statements.

Section 3.2. Title To Collateral. The GUARANTOR has good and marketable title to all of the COLLATERAL. The LIENS of the SECURED PARTIES described herein shall constitute first and indefeasible LIENS.

Section 3.3. Existing Liens. There are no existing LIENS against any of the assets of the GUARANTOR other than PERMITTED LIENS.

Section 3.4. Status. The GUARANTOR is validly incorporated under the LAWS of the State of Delaware and its operations and affairs have been effectively and validly commenced. The GUARANTOR has the power to own its properties, conduct its business and affairs, and perform the OBLIGATIONS. The GUARANTOR’S entry into the SECURITY DOCUMENTS with the SECURED PARTIES has been validly and effectively approved by its board of directors and shareholders as may be required by its charter, by-laws, and applicable LAWS. All copies of the charter, by-laws, and corporate resolutions of the GUARANTOR submitted to the SECURED PARTIES are true, accurate, and complete and no action has been taken in diminution or abrogation thereof. The GUARANTOR has not changed its name, been the surviving entity in a merger, or changed the location of its chief executive office within the last five (5) years, except as is disclosed on a writing attached hereto. The GUARANTOR does not trade under any trade or fictitious names.

Section 3.5. Valid, Binding and Enforceable. The SECURITY DOCUMENTS executed by the GUARANTOR are the valid and binding obligations of the GUARANTOR and are fully enforceable against the GUARANTOR in accordance with their terms.

Section 3.6. Compliance With Laws. Except as disclosed in Schedule 3.6 attached hereto, and except to the extent that any inaccuracy of any of the following statements could not reasonably be expected to be or result in any “MATERIAL ADVERSE EVENT,” as such term is defined in the LOAN AGREEMENT, the GUARANTOR is in compliance in all material respects with all applicable LAWS with respect to: (a) all restrictions, specifications, or other requirements pertaining to products that it sells or to the services it performs; (b) the conduct of its business; (c) the use, maintenance, and operation of the real and personal properties owned or leased by it in the conduct of its business; (d) the obtaining of all necessary licenses and permits necessary to engage in its business; and (e) the making, storing, handling, treating, disposing, generating, transporting, or release of hazardous substances.

Section 3.7. Chief Place Of Business. As of the date hereof, the GUARANTOR’S chief executive office, chief place of business, and the place where it keeps its RECORDS concerning the COLLATERAL is      .

Section 3.8. Location Of Inventory. The INVENTORY is and shall be kept solely at the locations set forth on Schedule 3.8 attached hereto, and shall not be moved, sold or otherwise disposed of without prior notification to the ADMINISTRATIVE AGENT, except for sales of INVENTORY to CUSTOMERS in the ordinary course of the GUARANTOR’S business. None of the INVENTORY is stored with or in the possession of any bailee, warehouseman, or other similar PERSON.

ARTICLE 4
AFFIRMATIVE COVENANTS

The GUARANTOR covenants and agrees during the term of this AGREEMENT and while any OBLIGATIONS are outstanding and unpaid to do and perform each of the acts and promises set forth in this Article 4:

Section 4.1. Payment And Performance. All OBLIGATIONS shall be paid and performed in full when and as due.

Section 4.2. Casualty Insurance. Until the full and complete satisfaction of all of the OBLIGATIONS, the GUARANTOR shall maintain for all of its respective assets and properties, whether real, personal, or mixed and including but not limited to the COLLATERAL, fire and extended coverage casualty insurance in amounts satisfactory to the ADMINISTRATIVE AGENT in the exercise of its reasonable discretion and sufficient to prevent any co-insurance liability (which amount shall be the full insurable value of the assets and properties insured unless the ADMINISTRATIVE AGENT in writing agree to a lesser amount), naming the ADMINISTRATIVE AGENT as sole loss payee with respect to the COLLATERAL. The GUARANTOR shall submit to the ADMINISTRATIVE AGENT satisfactory evidence of the originals of the casualty insurance policies and of the payment of the premiums due with respect to the policies. The casualty insurance policies shall be endorsed so as to make them noncancellable unless thirty (30) days prior written notice of cancellation is provided to the ADMINISTRATIVE AGENT.

Section 4.3. Collection Of Accounts; Sale Of Inventory. The GUARANTOR shall collect its RECEIVABLES and sell its INVENTORY only in the ordinary course of business, unless written permission to the contrary is obtained from the ADMINISTRATIVE AGENT.

Section 4.4. Notice Of Change Of Business Location. The GUARANTOR shall notify the ADMINISTRATIVE AGENT thirty (30) days in advance of: (a) any change in the location of its existing offices or place of business; (b) the establishment of any new, or the discontinuation of any existing, place of business; and (c) any change in or addition to the locations at which the COLLATERAL is kept.

Section 4.5. Payment Of Taxes. The GUARANTOR shall pay or cause to be paid when and as due all taxes, assessments and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay over to the taxing authority or which it must pay on its income, except where contested in good faith, by appropriate proceedings and at its own cost and expense; provided, however, that the GUARANTOR shall not be deemed to be contesting in good faith by appropriate proceedings unless: (a) such proceedings operate to prevent the taxing authority from attempting to collect the taxes, assessments or charges; (b) the COLLATERAL is not subject to sale, forfeiture or loss during such proceedings; (c) the GUARANTOR’S contest does not subject the SECURED PARTIES to any claim by the taxing authority or any other person; (d) the GUARANTOR establishes appropriate reserves in accordance with generally accepted accounting principles for the payment of all taxes, assessments, charges, levies, legal fees, court costs and other expenses for which the GUARANTOR would be liable if it is unsuccessful in its contest; (e) the GUARANTOR prosecutes the contest continuously to its final conclusion; and (f) at the conclusion of the proceedings, the GUARANTOR promptly pays all amounts determined to be payable, including but not limited to all taxes, assessments, charges, levies, legal fees and court costs.

Section 4.6. Inspections Of Records. The ADMINISTRATIVE AGENT shall have the right to call at the GUARANTOR’S places of business at intervals to be determined by the ADMINISTRATIVE AGENT, before or after an EVENT OF DEFAULT, and without hindrance or delay to audit, inspect, verify, check and make extracts or photocopies from the RECORDS of the GUARANTOR and other data relating to the COLLATERAL or any of the GUARANTOR’S indebtedness, and the GUARANTOR shall reimburse the ADMINISTRATIVE AGENT for the reasonable costs of all of such audits, inspections, verifications, copying, and extractions; provided, however, that unless an EVENT OF DEFAULT shall have occurred and be continuing, the GUARANTOR shall have no obligation to pay for more than one audit or inspection in any single twelve-month period.

Section 4.7. Further Assurances And Power Of Attorney. The GUARANTOR shall execute from time to time such other and further documents as the ADMINISTRATIVE AGENT reasonably determines to be necessary to perfect, confirm, establish, reestablish, continue, or complete the security interests and liens in the COLLATERAL. If the GUARANTOR fails to execute any such document within five (5) business days of being requested to do so by the SECURED PARTIES, the GUARANTOR hereby appoints the ADMINISTRATIVE AGENT or any officer of the ADMINISTRATIVE AGENT as the GUARANTOR’S attorney in fact for purposes of executing such documents in the GUARANTOR’S name, place and stead, which power of attorney shall be considered as coupled with an interest and irrevocable.

Section 4.8. Advancements. If the GUARANTOR fails to perform any of the affirmative covenants contained in this Article or to protect or preserve the COLLATERAL or the status and priority of the security interest of the SECURED PARTIES in the COLLATERAL, and such failure shall remain uncured for three (3) business days after the ADMINISTRATIVE AGENT shall have notified the GUARANTOR thereof, the SECURED PARTIES may make advances to perform the same on behalf of the GUARANTOR or to protect or preserve the COLLATERAL or the status and priority of the security interest of the SECURED PARTIES in the COLLATERAL, and all sums so advanced shall immediately upon advance become secured by the security interest created by this AGREEMENT. The contrary notwithstanding, the authorization contained in this Section shall impose no duty or obligation on the SECURED PARTIES to perform any action or make any advancement on behalf of the GUARANTOR and is for the sole benefit and protection of the SECURED PARTIES.

Section 4.9. Documentation Of Collateral. The GUARANTOR, upon the reasonable request of the ADMINISTRATIVE AGENT, shall provide the ADMINISTRATIVE AGENT from time to time with: (a) written statements or schedules identifying and describing the COLLATERAL, and all additions, substitutions, and replacements thereof, in such detail as the ADMINISTRATIVE AGENT may reasonably require; (b) copies of CUSTOMERS’ invoices or billing statements; (c) evidence of shipment or delivery of goods or merchandise to or performance of services for CUSTOMERS; and (d) such other schedules and information as the ADMINISTRATIVE AGENT reasonably may require. The items to be provided under this Section shall be in form satisfactory to the ADMINISTRATIVE AGENT in its reasonable discretion and are to be executed and delivered to the ADMINISTRATIVE AGENT from time to time solely for the ADMINISTRATIVE AGENT’S convenience in maintaining RECORDS of the COLLATERAL. The GUARANTOR’S failure to give any of such items to the ADMINISTRATIVE AGENT shall not affect, terminate, modify or otherwise limit the SECURED PARTIES’ security interest in the COLLATERAL. The ADMINISTRATIVE AGENT shall have the right, at any time and from time to time, to verify the GUARANTOR’S RECEIVABLES, including during any continuing EVENT OF DEFAULT obtaining verification of the RECEIVABLES directly from CUSTOMERS.

Section 4.10. Compliance With Laws. The GUARANTOR shall comply in all material respects with all applicable LAWS with respect to: (a) all restrictions, specifications, or other requirements pertaining to products that it sells or to the services it performs; (b) the conduct of its business; (c) the use, maintenance, and operation of the real and personal properties owned or leased by it in the conduct of its business; (d) the obtaining of all necessary licenses and permits necessary to engage in its business; and (e) the making, storing, handling, treating, disposing, generating, transporting, or release of hazardous substances.

ARTICLE 5
NEGATIVE COVENANTS

The GUARANTOR covenants and agrees while any OBLIGATIONS are outstanding and unpaid not to do or to permit to be done or to occur any of the acts or happenings set forth in this Article 5 without the prior written authorization of the SECURED PARTIES.

Section 5.1. No Change Of Name, Merger, Etc. The GUARANTOR shall not change its name or enter into any merger, consolidation, reorganization or recapitalization.

Section 5.2. No Encumbrance Of Assets. The GUARANTOR shall not mortgage, pledge, grant or permit to exist any LIEN upon any of its assets of any kind, now owned or hereafter acquired except liens granted to secured the SECURED PARTIES and PERMITTED LIENS.

Section 5.3. No Sale-Leaseback Transactions. The GUARANTOR shall not enter into any sale-leaseback transaction.

ARTICLE 6
RIGHTS AND REMEDIES ON THE OCCURRENCE
OF AN EVENT OF DEFAULT

Section 6.1. Specific Rights And Remedies Of Secured Parties. In addition to all other rights and remedies provided by LAW and the SECURITY DOCUMENTS, the SECURED PARTIES, upon the occurrence of any EVENT OF DEFAULT, may: (a) accelerate and call due any or all of the OBLIGATIONS; (b) foreclose or enforce all or any security interests, liens, or pledges created by this AGREEMENT or any other SECURITY DOCUMENT; (c) seek specific performance or injunctive relief to enforce performance of the undertakings, duties, and agreements provided in the SECURITY DOCUMENTS, whether or not a remedy at law exists or is adequate; (d) exercise any rights of a secured creditor under the Uniform Commercial Code, as adopted and amended in Maryland, including the right to take possession of the COLLATERAL without the use of judicial process or hearing of any kind and the right to require the GUARANTOR to assemble the COLLATERAL at such place as the SECURED PARTIES may specify; and (e) set-off any amounts in any account or represented by any certificate with the SECURED PARTIES in the name of the GUARANTOR or in which the GUARANTOR has an interest.

Section 6.2. Collection Of Receivables By Secured Parties. The SECURED PARTIES, following the occurrence of an EVENT OF DEFAULT, may terminate the GUARANTOR’S authority to collect the RECEIVABLES. Upon a termination of the GUARANTOR’S authority, the ADMINISTRATIVE AGENT shall have the right to send notices of assignment or notices of the SECURED PARTIES’ security interests to any and all CUSTOMERS or any third party holding or otherwise concerned with any of the COLLATERAL, and thereafter the ADMINISTRATIVE AGENT shall have the sole right to collect the RECEIVABLES and to take possession of the COLLATERAL and RECORDS relating thereto. All of the ADMINISTRATIVE AGENT’S collection expenses shall be charged to the GUARANTOR’S account and added to the OBLIGATIONS. If the ADMINISTRATIVE AGENT is collecting the RECEIVABLES as above provided, the ADMINISTRATIVE AGENT shall have the right to receive, indorse, assign and deliver in the ADMINISTRATIVE AGENT’S name or the GUARANTOR’S name any and all checks, drafts and other instruments for the payment of money relating to the RECEIVABLES, and the GUARANTOR hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. If the ADMINISTRATIVE AGENT is collecting the RECEIVABLES directly as above provided, the GUARANTOR hereby constitutes the ADMINISTRATIVE AGENT or the ADMINISTRATIVE AGENT’S designees as the GUARANTOR’S attorney-in-fact with power with respect to the RECEIVABLES: (a) to indorse the GUARANTOR’S name upon all notes, acceptances, checks, drafts, money orders or other evidences of payment of COLLATERAL that may come into the ADMINISTRATIVE AGENT’S possession; (b) to sign the GUARANTOR’S name on any invoices relating to any of the RECEIVABLES, drafts against CUSTOMERS, assignments and verifications of RECEIVABLES and notices to CUSTOMERS; (c) to send verifications of RECEIVABLES to any CUSTOMER; (d) to notify the Post Office to change the address for delivery of mail addressed to the GUARANTOR to such address as the ADMINISTRATIVE AGENT may designate; (e) to receive, open, and dispose of all mail addressed to the GUARANTOR; and (f) to do all other acts and things necessary, proper, or convenient to carry out the terms and conditions and purposes and intent of this AGREEMENT. All acts of such attorney or designee are hereby ratified and approved, and such attorney or designee shall not be liable for any acts of omission or commission, nor for any error of judgment or mistake of fact or law in accordance with this AGREEMENT, with the exception of acts arising from actual fraud or gross and wanton negligence. The power of attorney hereby granted, being coupled with an interest, is irrevocable while any of the OBLIGATIONS remain unpaid. The ADMINISTRATIVE AGENT, without notice to or consent from the GUARANTOR, may sue upon or otherwise collect, extend the time of payment of or compromise or settle for cash, credit or otherwise upon any terms, any of the RECEIVABLES or any securities, instruments or insurances applicable thereto or release the obligor thereon. The ADMINISTRATIVE AGENT is authorized and empowered to accept the return of the goods represented by any of the RECEIVABLES, without notice to or consent by the GUARANTOR, all without discharging or in any way affecting the GUARANTOR’S liability under the SECURITY DOCUMENTS. The ADMINISTRATIVE AGENT does not, by anything herein or in any assignment or otherwise, assume any of the GUARANTOR’S obligations under any contract or agreement assigned to the SECURED PARTIES, and the ADMINISTRATIVE AGENT shall not be responsible in any way for the performance by the GUARANTOR of any of the terms and conditions thereof.

Section 6.3. Remedies Cumulative. The rights and remedies provided in this AGREEMENT and in the other SECURITY DOCUMENTS or otherwise under applicable LAWS shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other rights or remedies in addition to, or as an alternative of, such right or remedy.

Section 6.4. Obligations Are Unconditional. The payment and performance of the OBLIGATIONS shall be the absolute and unconditional duty and obligation of the GUARANTOR, and shall be independent of any defense or any rights of setoff, recoupment or counterclaim which the GUARANTOR might otherwise have against the SECURED PARTIES, and the GUARANTOR shall pay absolutely all payments required to be made on the OBLIGATIONS, free of any deductions and without abatement, diminution or setoff other than those herein expressly provided.

ARTICLE 7
GENERAL CONDITIONS AND TERMS

Section 7.1. Incorporation. The terms and conditions of the SECURITY DOCUMENTS are incorporated by reference and made a part hereof, as if fully set forth herein.

Section 7.2. Waivers. In accordance with the provisions of the LOAN AGREEMENT, the SECURED PARTIES at any time or from time to time may waive all or any rights under this AGREEMENT or any other SECURITY DOCUMENT, but any waiver or indulgence by the SECURED PARTIES at any time or from time to time shall not constitute a future waiver of performance or exact performance by the GUARANTOR.

Section 7.3. Continuing Obligation Of Guarantor. The terms, conditions, and covenants set forth herein and in the SECURITY DOCUMENTS shall constitute a continuing obligation of the GUARANTOR during the course of the transactions contemplated herein. The OBLIGATIONS of the GUARANTOR under this AGREEMENT shall remain in effect so long as any OBLIGATION is outstanding, unpaid or unsatisfied between the GUARANTOR and the SECURED PARTIES.

Section 7.4. Binding Obligation. This AGREEMENT shall be binding upon the parties and their permitted successors and assigns.

Section 7.5. Final Agreement. This AGREEMENT and the SECURITY DOCUMENTS contain the final agreement and understanding of the parties, and any terms and conditions not set forth in this AGREEMENT or the SECURITY DOCUMENTS are not a part of this AGREEMENT and the understanding of the parties hereto.

Section 7.6. Amendment. This AGREEMENT may be amended or altered only in writing signed by the party to be bound by the change or alteration.

Section 7.7. Time. Time is of the essence of this AGREEMENT.

Section 7.8. Choice Of Law. The laws of the State of Maryland (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this AGREEMENT and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this AGREEMENT and its various provisions and the consequences and legal effect of all transactions and events which resulted in the execution of this AGREEMENT or which occurred or were to occur as a direct or indirect result of this AGREEMENT having been executed.

Section 7.9. Consent To Jurisdiction; Agreement As To Venue. The GUARANTOR irrevocably consents to the non-exclusive jurisdiction of the courts of the State of Maryland and of the United States District Court For The District Of Maryland, if a basis for federal jurisdiction exists. The GUARANTOR agrees that venue shall be proper in any circuit court of the State of Maryland selected by the SECURED PARTIES or in the United States District Court For The District Of Maryland if a basis for federal jurisdiction exists and waives any right to object to the maintenance of a suit in any of the state or federal courts of the State of Maryland on the basis of improper venue or of inconvenience of forum.

Section 7.10. Actions Against Secured Parties. Any action brought by the GUARANTOR against the SECURED PARTIES which is based, directly or indirectly, on this AGREEMENT or any matter in or related to this AGREEMENT or any of the OBLIGATIONS, shall be brought only in the courts of the State of Maryland. The GUARANTOR may not file a counterclaim against the SECURED PARTIES in a suit brought by the SECURED PARTIES against the GUARANTOR in a state other than the State of Maryland unless under the rules of procedure of the court in which the SECURED PARTIES brought the action or the counterclaim is mandatory, and not merely permissive, and will be considered waived unless filed as a counterclaim in the action instituted by the SECURED PARTIES. The GUARANTOR agrees that any forum other than the State of Maryland is an inconvenient forum and that a suit brought by the GUARANTOR against the SECURED PARTIES in a court of any state other than the State of Maryland should be forthwith dismissed or transferred to a court located in the State of Maryland by that court.

Section 7.11. Number, Gender, And Captions. As used herein, the singular includes the plural and the plural includes the singular. The use of any gender applies to all genders. The captions contained herein are for purposes of convenience only and are not a part of this AGREEMENT.

Section 7.12. Photocopies Sufficient. A carbon, photographic, photocopy or other reproduction of a security agreement or financing statement shall be sufficient as a financing statement.

Section 7.13. Notices. Any notice required or permitted by or in connection with this AGREEMENT shall be in writing and shall be made by facsimile (confirmed on the date the facsimile is sent by one of the other methods of giving notice provided for in this Section) or by hand delivery, by Federal Express, or other similar overnight delivery service, or by certified mail, unrestricted delivery, return receipt requested, postage prepaid, addressed to the SECURED PARTIES or the GUARANTOR at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the SECURED PARTIES or the GUARANTOR. Notice shall be considered given as of the date of the facsimile or the hand delivery, one (1) calendar day after delivery to Federal Express or similar overnight delivery service, or three (3) calendar days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish the fact that notice was given as provided herein. If notice is tendered pursuant to the provisions of this Section and is refused by the intended recipient thereof, the notice, nevertheless, shall be considered to have been given and shall be effective as of the date herein provided.

If to the SECURED PARTIES:

MANUFACTURERS AND TRADERS TRUST COMPANY, Individually And

In Its Capacity As Administrative Agent For Various Other Lenders

25 S. Charles Street, 12th Floor

Baltimore, Maryland 21201

Attn: Hugh E. Giorgio, Vice President

Facsimile: (410) 244-4447

If to the GUARANTOR:

[     ]

c/o Martek Biosciences Corporation

6480 Dobbin Road

Columbia, Maryland 21045

Attn.: George P. Barker, Esquire

Fax No.: (410) 740-2985

With A Courtesy Copy To:

HOGAN & HARTSON, L.L.P.

111 South Calvert Street, Suite 1600

Baltimore, Maryland 21202

Attn.: Kevin G. Gralley, Esquire

Fax No.: (410) 539-6981

The failure of the SECURED PARTIES to send the above courtesy copy shall not impair the effectiveness of notice given to the GUARANTOR in the manner provided herein.

Section 7.14. Effective Date. This AGREEMENT shall be effective as of the date first above written, independent of the date of execution or delivery hereof.

Section 7.15. Waiver Of Trial By Jury. Each party to this AGREEMENT agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by either party hereto or any successor or assign of any party on or with respect to this AGREEMENT or any other SECURITY DOCUMENT or which in any way relates, directly or indirectly, to the OBLIGATIONS or any event, transaction, or occurrence arising out of or in any way connected with the OBLIGATIONS, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING. The GUARANTOR acknowledges and agrees that this Section is a specific and material aspect of this AGREEMENT and the understandings of the parties.

IN WITNESS WHEREOF, the GUARANTOR has duly executed this AGREEMENT under seal as of the date first above written.

WITNESS/ATTEST:	GUARANTOR:

	[	]

	By:	(SEAL)

Name:

Title:

ADMINISTRATIVE AGENT:

MANUFACTURERS AND TRADERS TRUST COMPANY,

AS ADMINISTRATIVE AGENT

By:		(SEAL)

Name:
Title: